ARTICLES OF INCORPORATION

                                       OF

                          HILLSIDE INVESTMENTS II, LTD.

     BE IT KNOWN TO ALL PERSONS THAT: The undersigned, Mr. Ronald Crimeni, Mr. Patrick Cornish and Mrs. Joyce Claydon, declaring that they are legal age for the purpose of forming a corporation under the laws of the State of Nevada, and in pursuance thereof do hereby sign and acknowledge the following Articles of Incorporation, state as follows:


                                    ARTICLE I
                                (Corporate Name)

     The name of this corporation is and shall be known as:

                          HILLSIDE INVESTMENTS II, LTD.

                                   ARTICLE II
                                   (Duration)

     The corporation is to have perpetual existence.


                                   ARTICLE III
                                   (Purposes)

     The general nature of this business of the corporation and the objectives and purposed to be transacted, promoted and carried on by it, are as follows:
     1. To engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the laws of the State of Nevada.
     2. In furtherance of and not in limitation of the general powers conferred by the State of Nevada, it is expressly provided that this corporation shall also have the following powers:
          (a) To purchase or otherwise acquire, so far as permitted by law, the whole or any part of the undertaking and business of any person, firm or corporation and the property and liabilities, including the good will, assets and stock in trade thereof, and to pay for the same either in cash or shares, or partly in cash and partly in shares.
          (b) To purchase or otherwise acquire, and hold, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage, or otherwise dispose of a deal in, lands and leaseholds, and in any interest, estate and rights in real property and any personal or mixed privileges necessary, convenient and appropriate for any purposes herein expressed.
          (c) To acquire by purchase, subscription, or otherwise, and to hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge, or otherwise deal with or dispose of stock, bonds, or any obligations or securities of this or any corporation or corporations; and to merge or consolidate with any corporation in such manner as may be provided by law.

          (d) To borrow money or other assets, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledged or otherwise, without limit as to amount, except as may be prohibited by statue, and to secure the same by mortgage, pledge or otherwise, and generally to make and perform agreements and contracts of every legal kind and description.
          (e) To conduct and carry on its business, or any part thereof, and to have one or more officers, and to exercise all or any of its corporate powers and rights in the State of Nevada, and in various states, territories, colonies and dependencies of the United States of America, in the District of Columbia, the country of Canada, and in all or any foreign countries or country.
          (f) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objectives or the furtherance of any of the powers hereinabove set forth, either alone or in association with other corporations, firms or individuals, and to do every act or acts, thing or things incidental or pertinent to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof: Provided, the same be not inconsistent with the laws under which this corporation is organized.
          (g) To have such powers as are conferred upon corporations under the law of the State of Nevada, and engage in any lawful business.


                                   ARTICLE IV
                                    (Shares)

     The aggregate number of shares which the corporation shall have authority to issue, including the classes thereof and special provisions, are as follows:
60,000,000 shares; 50,000,000 shares of voting, common stock with a par value of $.001, and 10,000,000 preferred shares with a par value of $.001. The shareholders shall have the right to accumulate votes in the election of the directors with respect to shares of stock in the corporation. Each share shall be entitled to one vote. The holders of the preferred shares and common shares are entitled to receive the net assets of the corporation upon dissolution. The forward or reverse split, without a shareholders meeting, general or special meeting, providing that 50% of the shareholders agree to the share reorganization within the limits of the share capitalization of 50,000,000 shares of common stock and or 10,000,000 preferred shares of stock.

                                    ARTICLE V
                                    (By-Laws)

     The authority to make By-Laws for the corporation is hereby expressly vested in the Board of Directors of this corporation, subject to the power of the majority of the shareholders to change or repeal such By-Laws. Any such change in the By-Laws must be agreed to by the majority of the shareholders. The Board of Directors shall not make or alter any By-Laws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (50% or more) of the shareholders. Such majority approval maybe obtained by the Board of Directors without the necessity of a Special or Extraordinary General meeting of the corporation's shareholders. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax.

                                      (2)

                                   ARTICLE VI
                    (Amendments to Articles of Incorporation)

         The Board of Directors reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the statue, and all rights conferred on the corporation herein are granted subject to this reservation.

                                   ARTICLE VII
                          (Registered Office and Agent)

         The street address of the initial registered office is 3631 Seneca, Las Vegas, Nevada 89109; and the name of the initial registered agent at such street address is Mr. Roger Ellsworth.

                                  ARTICLE VIII
                                   (Directors)

         The management of this corporation shall be vested in a Board of Directors; the number of initial directors shall be 3, and the subsequent number, qualifications, terms of office, manner of election, time and place of meeting, and powers and duties of the directors shall be such a prescribed by the By-Laws of the corporation. The names of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors be elected and qualify, are as follows:

Mr. Ronald Crimeni
Mr. Patrick Cornish
Mrs. Joyce Claydon


                                   ARTICLE IX
                                 (Incorporators)

The name and address of each incorporator is as follows:

Mr. Ronald Crimeni, 1075 Bellevue Way N.E. #188, Bellevue, WA 98004 Mr. Patrick Cornish, 1075 Bellevue Way N.E. #188, Bellevue, WA 98004 Mrs. Joyce Claydon, 1075 Bellevue Way N.E. #188, Bellevue, WA 98004

                                    ARTICLE X
                           (Commencement of Business)

This corporation will commence business upon receiving its corporate license.

                                      (3)

IN WITNESS WHEREOF the incorporators have hereunto set their hands in duplicate originals this 26th day of March, 1999, under penalty of perjury.


/s/
--------------------------------------
Mr. Ronald Crimeni, President-Director


/s/
--------------------------------------
Mr. Patrick Cornish Director


/s/
--------------------------------------
Mrs. Joyce Claydon, Secretary/Treas.-Director

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)


                         HILLSIDE INVESTMENTS II, LTD.
                         -----------------------------
                              Name of Corporation


We the undersigned,      Ronald Crimeni         and        Joyce Claydon
                    ---------------------------      ------------------------
                    President or Vice President       Secretary or Assistant
                                                             Secretary

of   HILLSIDE INVESTMENTS II, LTD.
     -----------------------------
         Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 12st day of October, 1999, adopted a resolution to amend the original articles as follows:


        Article  1  is hereby amended as follows:
                ---

        The Name of the corporation shall now be known as:

                           DIGITAL SERVANT CORPORATION

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,385,000 that the said changes and amendment have been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon. The vote was sufficient for approval.


                                           /s/ Ronald Crimeni
                                           --------------------------
                                           President or Vice President


                                           /s/ Joyce Claydon
                                           ---------------------------
                                           Secretary or Assistant Secretary